Exhibit 99.1

L BRANDS REPORTS APRIL 2015 SALES AND INCREASES FIRST QUARTER EARNINGS GUIDANCE

Columbus, Ohio (May 7, 2015) - L Brands, Inc. (NYSE: LB) reported net sales increased 1% to $724.6 million for the four weeks ended May 2, 2015, compared to net sales of $717.6 million for the four weeks ended May 3, 2014. Comparable store sales for the four weeks ended May 2, 2015, decreased 1% and were negatively impacted by the earlier Easter this year by approximately 5 points.

The company reported net sales of $2.512 billion for the 13 weeks ended May 2, 2015, an increase of 5% compared to sales of $2.391 billion for the 13 weeks ended May 3, 2014. Comparable store sales for the 13 weeks ended May 2, 2015, increased 5%.

The company expects to report adjusted first quarter earnings per share of $0.58 to $0.60 versus its previous guidance of $0.50 to $0.55. First quarter earnings will be announced after the close of the market on May 20, and the live earnings call will take place at 9:15 a.m. Eastern on May 21.

To hear further commentary provided on L Brands’ prerecorded April sales message, call 1-866-639-7583, or log onto www.LB.com for an audio replay.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 2,966 company-owned specialty stores in the United States, Canada and the United Kingdom, and its brands are sold in more than 600 additional noncompany-owned locations worldwide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
L Brands, Inc. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the April sales call involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the April sales call:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on a high volume of mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	our ability to successfully expand into global markets and related risks;

•	our relationships with independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor-related costs;

•	the inability of our manufacturers to deliver products in a timely manner and meet quality standards;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our failure to maintain the security of customer, associate, supplier or company information;

•	our failure to comply with regulatory requirements;

•	tax matters; and

•	legal and compliance matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the April sales call to reflect circumstances existing after the date of this press release or the April sales call or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors’ in our 2014 Annual Report on Form 10-K.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

For further information, please contact:

Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
April 2015

Comparable Store Sales Increase (Decrease):

	April 2015	April 2014	First Quarter 2015	First Quarter 2014

Victoria's Secret[1]	0%	8%	5%	2%
Bath & Body Works[1]	(2%)	8%	4%	2%
L Brands	(1%)	8%	5%	2%
Victoria's Secret Direct Sales	(10%)	(3%)	(6%)	0%

1 - Results include company-owned stores in the United States and Canada.

Total Sales (Millions):

	First Quarter 2015	First Quarter 2014

Victoria's Secret Stores[1]	$1,345.6	$1,245.3
Victoria's Secret Direct	338.3	358.3
Total Victoria's Secret	$1,683.9	$1,603.6

Bath & Body Works Stores[1]	$554.0	$530.2
Bath & Body Works Direct	59.3	51.4
Total Bath & Body Works	$613.3	$581.6

VS & BBW International[2]	$91.5	$71.0
Other[3]	$123.2	$135.0
L Brands	$2,511.9	$2,391.2

1 - Results include company-owned stores in the United States and Canada.
2 - Results include retail sales from company-owned stores outside of the United States and Canada and royalty and wholesale sales associated with partner-operated stores.
3 - Results include La Senza, Henri Bendel and Mast external sales.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 1/31/15	Opened	Closed	at 5/2/15

Victoria's Secret U.S.	983	2	(1)	984
PINK U.S.	115	5	—	120
Victoria's Secret Canada	31	1	—	32
PINK Canada	10	—	—	10
Total Victoria's Secret	1,139	8	(1)	1,146

Bath & Body Works U.S.	1,558	3	(2)	1,559
Bath & Body Works Canada	88	1	—	89
Total Bath & Body Works	1,646	4	(2)	1,648

Victoria's Secret U.K.	8	—	—	8
PINK U.K.	2	—	—	2
Henri Bendel	29	—	—	29
La Senza Canada	145	—	(12)	133
Total L Brands Stores	2,969	12	(15)	2,966

Total Noncompany-owned Stores:

	Stores			Stores
	Operating			Operating
	at 1/31/15	Opened	Closed	at 5/2/15

Victoria's Secret Beauty & Accessories	290	15	(1)	304
Victoria's Secret	13	1	—	14
PINK	1	—	—	1
Bath & Body Works	80	13	(2)	91
La Senza	266	—	(8)	258
Total	650	29	(11)	668

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com